Exhibit 10.11
Minnesota employee

RETENTION AGREEMENT

THIS RETENTION AGREEMENT (“Agreement”) is made by and between David G. Ristow (“Employee”) and Qumu Corporation (“Company”), and is dated as of March 3, 2020.

WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of February 11, 2020 by and among Synacor, Inc., a Delaware corporation (“Synacor”), Quantum Merger Sub I, Inc., a Minnesota corporation and a direct, wholly owned subsidiary of Synacor (“Merger Sub”), and the Company (the “Merger Agreement”), Merger Sub will be merged with and into the Company (the “Merger”), and the Company will continue as the surviving corporation in the Merger and as a wholly owned subsidiary of Synacor;

WHEREAS, Employee is an employee of the Company; and

WHEREAS, in recognition of the pending Merger, the Company and Employee wish to enter into this Agreement to address Employee’s continued services to the Company through the Term (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, the parties hereto agree as follows:

1.Scope and Term of Services.

1.1    Employee will continue employment with the Company as an at-will employee from the date of execution of this Agreement through July 31, 2020 (“Term”).

1.2    During the Term, Employee shall continue to perform the job duties and responsibilities of Employee’s position with the Company under the terms of any employment agreement then in effect with Company and the Company’s policies and procedures. Nothing herein changes the current terms of employment, any current employment agreement nor any severance/change in control letter agreement between the Employee and the Company.

1.3    Except as otherwise provided in this Agreement, so long as Employee remains employed by the Company through the end of the Term, and subject to receipt of an executed release in the form attached as Exhibit A and dated as of and no earlier than the end of the Term, and Employee does not revoke the release, Employee shall receive a lump sum cash bonus in the amount of $54,000.00 (the “Stay Bonus”). The Stay Bonus shall be payable no later than the first pay period following the end of the Term, receipt of the executed release and expiration of any applicable revocation right or waiting period, net of applicable payroll taxes and withholdings, in addition to any wages, salary or other compensation payable by the Company through the end of the Term. Notwithstanding any other provision of the Agreement, all rights of Employee will be discontinued and forfeited, and the Company will have no further obligation under this Agreement to Employee, if Employee breaches any non-competition, nonsolicitation or confidentiality agreement or any statutory or common law duty of loyalty and trade secrets owed by Employee to the Company.

1.4    If Employee resigns from employment with the Company for any reason at any time during the Term of this Agreement or Employee is terminated by the Company for Cause (as defined below), Employee will not be entitled to receive the Stay Bonus described in Section 1.3, and any and all of Employee’s rights with respect to this Agreement will terminate and be forfeited. If Employee is terminated by the Company without Cause at any time during the Term of this Agreement, upon execution of a release of claims against the Company in the form attached hereto as Exhibit A, dated on or after the Employee’s termination date, and expiration of any applicable revocation right or waiting period, the Company will pay Employee the Stay Bonus. For purposes of this Agreement, “Cause” shall be defined as (i) Employee’s conviction, plea of guilty, no contest or nolo contendere for any felony under the laws of the United States or any State; (ii) Employee’s commission of fraud, theft, embezzlement, misappropriation, or breach of fiduciary duty; (iii) Employee materially fails to comply with the Company’s written policies or rules, or materially or persistently fails or neglects to perform or carry out his/her duties and obligations under or otherwise violates the terms of this Agreement, any confidentiality, proprietary information and inventions agreement with the Company or the Employee’s employment agreement with the Company if applicable), including but not limited to any restrictive covenants after reasonable notice and an opportunity to cure; (iv) Employee materially or persistently refuses or neglects to comply with any lawful and reasonable order given to Employee by the Company’s management; or (v) Employee’s failure to cooperate in good faith with a governmental or internal investigation of the Company, or their directors, officers or employees, if the Company has requested Employee’s cooperation.

1.5    Notwithstanding any earlier payment date, any payment of a Stay Bonus made under this Agreement shall be paid within seventy-five (75) days following the end of the Term (or such earlier termination date as set forth in Section 1.4 of this Agreement), provided that Employee has executed and submitted the release in the form attached as Exhibit A, and further provided that the payment will be paid in the second taxable year if the seventy-five (75)-day period begins in one taxable year and ends in the subsequent taxable year. This Agreement is intended to satisfy the requirements of Internal Revenue Code of 1986 (“Code”) §409A and regulations thereunder. The Company will, to the extent reasonably possible, administer and interpret this Agreement to comply with the requirements of Code §409A and regulations thereunder. No payment under this Agreement or any payment in substitution for a payment under this Agreement will be accelerated or deferred, except as provided in this Agreement, or as may be permitted in accordance with Code § 409A and regulations thereunder. If at the time of a payment to Employee there shall be outstanding any indebtedness from Employee to the Company, the Company may, at its option, by notice in writing to Employee, apply and offset all or any part of the indebtedness, whether or not then due or payable, against all or any part of any payment otherwise to be made under the Agreement.

2.Additional Obligations.

2.1    Employee agrees that Employee will not, orally or in writing, at any time, for any reason, directly or indirectly, disparage, discredit, or otherwise adversely criticize the Company or any of its subsidiaries, parents or affiliates, or their respective agents, officers, directors, members, employees, customers, suppliers or contractors, or the business of the Company or the services or products sold or offered for sale by the Company, for the purpose of causing harm or damage to the Company or the business reputation of the Company or any of its subsidiaries, parents or affiliates, or their respective agents, officers, members, directors, employees, customers, suppliers or contractors.

2.2.    Employee will hold in strictest confidence and will not, without the prior written approval of the Company, use for Employee’s benefit or the benefit of any third party or disclose to any person or entity outside of the Company (other than as required by law) any Confidential Information. Intending that the term shall be broadly construed to include anything protectable under applicable state or federal law relating to trade secrets, “Confidential Information” means all information, and all documents and other tangible items which record information, relating to the Company’s business and, after the Effective Time (as defined in the Merger Agreement), relating to the business of Synacor, which at the time or times concerned is protectable as a trade secret, and which has been from time to time disclosed to or known by Employee as a result of his/her relationship with the Company. Confidential Information does not mean or include such information which is (i) readily available to others from sources other than the Company or Employee, or (ii) in the public domain. By signing this Agreement, Employee acknowledges that Employee has not used or disclosed, and agrees that Employee will not at any time use or disclose, directly or indirectly, to any other entity or person, any Confidential Information. Notwithstanding the foregoing, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Also, the Company will not retaliate against Employee for disclosing Employee’s own wages under applicable local, state, or federal law. In addition, nothing herein prohibits Employee from engaging in protected speech under the National Labor Relations Act.

2.3.    Employee specifically recognizes that any breach of Sections 2.1 and 2.2 will cause irreparable injury to the Company and that actual damages would be difficult to ascertain, and in any event, would be inadequate. Accordingly, Employee agrees that in the event of any such breach, the Company shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available, without the posting of a bond or other security (to the extent waiver of such posting is permissible by law) or making a showing of any special damages or irreparable injury and that it will result in immediate termination of Employee for Cause and no Stay Bonus will be paid to Employee.

2.4.    Employee agrees to cooperate with and assist the Company in any investigations, proceedings, or actions relating to any matter in which Employee was involved or of which Employee had knowledge while an Employee of the Company, subject to reimbursement for approved expenses, and for a period of six (6) months Employee agrees to keep the Company advised of any changes in the Employee’s home address or telephone number. Employee further agrees that, unless compelled by law to do so, Employee will not assist any person or entity in the investigation or prosecution of any claim, proceeding or lawsuit against the Company. In return, should Employee be called on to cooperate and assist the Company in any way, the Company agrees to provide Employee with reasonable notification whenever possible.

2.5    Employee agrees to keep this Agreement and the terms hereof strictly confidential and not to disclose the existence of this Agreement or its terms to anyone except the Employee’s spouse, legal and financial advisors.

3.Miscellaneous.

3.1    Complete Agreement. This Agreement is the entire agreement between the parties concerning a Stay Bonus and supersedes and replaces any existing arrangement, agreement, representation or understanding between the parties (whether written, oral, implied or otherwise) related to such bonus but does not supersede any employment agreement between the parties. No provision of this Agreement may be waived, modified or superseded other than by means of a written instrument that refers to this Agreement and is executed by the Company and Employee. Notwithstanding the foregoing, if and to the extent that any provision of this Agreement does not comply with Internal Revenue Code §409A, such provision shall be administered and interpreted in a manner consistent with the requirements of Code §409A; if and solely to the extent that any such provision does not comply with Code §409A, the Company will have the authority, without the consent of Employee , to amend this Agreement with respect to that provision to the extent the Company determines in its sole and reasonable judgment to avoid any portion payable under this Agreement to Employee being either retroactively included in taxable income for any taxable period prior to the actual payment or subject to the excise tax under Code §409A.

3.2    Severability. It is further agreed and understood by the parties hereto that if any part, term or provision of this Agreement should be held unenforceable in the jurisdiction in which either party seeks enforcement of the contract, it shall be construed as if not containing the invalid provision or provisions, and the remaining portions or provisions shall govern the rights and obligations of the parties.

3.3    Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to conflicts of law provisions.

3.4    Successors and Assigns. This Agreement is personal in nature and cannot be assigned by Employee or the Company. Notwithstanding the foregoing, the Company may assign this Agreement to any corporate parent, affiliate or subsidiary or purchaser of a majority of its stock or assets. The terms, conditions and covenants herein shall be binding upon the heirs and personal representatives of Employee, and the successors, assigns of Company and any parent, subsidiary or affiliate of Company. If the Effective Time occurs prior to the end of the Term, (a) the term “Company” shall expressly include the Company as the surviving corporation in the Merger and (b) Synacor shall be a third party beneficiary of Employee’s obligations to the Company under this Agreement, with full rights of enforcement as if a party hereto.

3.5    Enforceability of Rights. No delay or omission by the Company to exercise any right, power, or remedy accruing to it upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the Company of any breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either of the parties, shall be cumulative and not alternative.

3.6    Unfunded Status; No Synacor Obligation. This Agreement will at all times be entirely unfunded and no provision will at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. Employee will not have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement and Employee will have only the rights of a general unsecured creditor of the Company with respect to rights under this Agreement. Employee agrees that all obligations or liabilities based upon or related to this Agreement are those solely of the Company. In furtherance and not in limitation of the foregoing, Employee covenants, agrees and acknowledges that no recourse under this Agreement shall be sought or had against Synacor and Synacor shall not have any obligations or liabilities based upon or related to this Agreement.

3.7.    No Trust or Fiduciary Status. Nothing in this Agreement will establish any trust or similar arrangement with regard to the rights of Employee or any beneficiary of Employee, nor will the Company or any officer, employee or service provider become a fiduciary with respect to this Agreement for purposes of the Employee Retirement Income Security Act of 1974, if applicable, or any state trust laws.

3.8    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Retention Agreement as of the date and year first above written.

COMPANY:		QUMU CORPORATION

	By:	/s/ Vern Hanzlik

	Its:	Chief Executive Officer

EMPLOYEE:		/s/ David G. Ristow
David G. Ristow

EXHIBIT A

RELEASE AGREEMENT

I, ______________________, do hereby release, agree not to sue, and forever discharge QUMU CORPORATION, [SYNACOR, INC.], and any of their subsidiaries, parents, or affiliates, and each of its and their respective present and former shareholders, officers, directors, employees, representatives, consultants, insurers and agents, and the successors and assigns of each, whether in their individual or official capacities (hereafter collectively referred to as “Releasees”), of and from any and all manner of claims, demands, actions, causes of action, administrative claims, liability, damages, claims for punitive or liquidated damages, claims for attorney’s fees, costs and disbursements, individual or class action claims, or demands of any kind whatsoever, I have or might have against them or any of them, whether known or unknown, in law or equity, contract or tort, arising out of or in connection with my employment with Qumu Corporation, however originating or existing, from the beginning of time through the date of my signing this Release Agreement.

I release and discharge the Releasees not only from any and all claims that I could bring on my own behalf, but also those that may or could be brought by any other person or organization on my behalf, and agree not to voluntarily become a member of any class or to voluntarily participate in any proceeding or case in which a claim or claims against the Releasees that may arise, in whole or in part, from any event that occurred before or as of the date of signing this Release Agreement.

Without limiting the generality of the foregoing, this release includes, but is not limited to, any claims I may have for wages, bonuses, commissions, penalties, deferred compensation, vacation pay, sick pay, separation benefits, defamation, retaliation, invasion of privacy, negligence, emotional distress, improper discharge (based on contract, common law, or statute, including any federal, state or local statute or ordinance prohibiting discrimination or retaliation in employment), alleged violation of the Minnesota Human Rights Act, the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act, 42 U.S.C. § 2000e et seq., the Americans with Disabilities Act, 42 U.S.C. §12101 et seq., as amended, the Employment Retirement Income Security Act of 1976, 29 U.S.C. § 1001 et seq., the Family Medical Leave Act, and any claim for discrimination, harassment or retaliation based on sex, race, color, creed, religion, age, national origin, marital status, sexual orientation, disability, status with regard to public assistance, sexual harassment, or any other protected status under any other state, local or federal law.

I affirm that I have not caused or permitted, and to the full extent permitted by law will not cause or permit to be filed, any charge, complaint, or action of any nature or type against the Releasees, including but not limited to any action or proceeding raising claims arising in tort or contract, or any claims arising under federal, state, or local laws, or with any state or federal agencies. Notwithstanding the foregoing, I expressly understand that nothing prevents me from filing a charge with the EEOC or participating in any investigation by the EEOC or any of its state or local deferral agencies; although, if I file, or have filed on my behalf, an action of any nature, I agree that the Stay Bonus is in complete satisfaction of any and all claims in connection with such action.

Notice of Rights Pursuant to the Federal Age Discrimination in Employment Act (29 U.S.C. § 629 et seq.). By signing this Release Agreement, I acknowledge and agree that I have been informed that I have the right to consult with an attorney of my choice prior to signing this Release Agreement. I acknowledge that I have been entitled to forty-five (45) calendar days from receipt of this Release Agreement to consider whether the terms are acceptable to me, and that the job titles and ages of those individuals that were part of the decisional unit and offered or not offered the Stay Bonus have been disclosed to me as provided for below, and that if I sign this Release Agreement prior to the end of the forty-five (45) calendar days, it is by my choice and I understand that I am waiving the remaining calendar days.

Department	Job Title	Age	Offered Stay Bonus (Y/N)

I have also been notified by this Release Agreement that I may rescind the release of claims arising under the federal Age Discrimination in Employment Act, 29 U.S.C. §§ 621-634, within seven (7) calendar days of my signing this Release and that I may rescind claims arising under the Minnesota Human Rights Act within fifteen (15) calendar days of my signing this Release. In order to be effective, I understand that my rescission must (i) be in writing; (ii) delivered by hand or mailed to April Hamlin, Attorney at Law, Ballard Spahr LLP, 2000 IDS Center, 80 South Eighth Street, Minneapolis, MN 55402, within the required period; and (iii) if delivered by mail, the rescission must be postmarked within the statutory period, properly addressed to April Hamlin, Attorney at Law, as set forth above, and sent by certified mail, return receipt requested. This Release Agreement will be effective upon expiration of the fifteen (15)-day period without rescission. If I rescind this Release Agreement, I will not receive the Stay Bonus in the Retention Agreement.

I acknowledge that I have read and understand and agree to the terms and conditions set forth herein, and have signed this Release Agreement freely, voluntarily, and with full knowledge and understanding of its meaning.

Dated:
[Signature]

9